EXHIBIT 12

                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                   (Unaudited)



                                   EXHIBIT 12

($ in thousands)                                                                   Nine Months Ended September 30,
                                                                                    1999                1998
                                                                                  -------             -------
Income before income taxes and
     after minority interest                                                     $ 19,670             $10,951
Undistributed equity income                                                          (236)                (41)
Minority interest income of subsidiaries
     with fixed charges                                                             2,782               2,831
                                                                                  -------             -------
Adjusted earnings                                                                  22,216              13,741
                                                                                  -------             -------
Interest on debt                                                                    7,010               6,426
Debt issuance costs                                                                   --                4,982
                                                                                  -------             -------
Total fixed charges                                                                 7,010              11,408
                                                                                  -------             -------
Total available earnings before fixed charges                                     $29,226             $25,149
                                                                                  =======             =======
Ratio                                                                                 4.2                 2.2
                                                                                  =======             =======






